UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2014 (June 11, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

American Realty Capital Properties, Inc. Enters into an Agreement of Purchase and Sale to Dispose of Multi-Tenant Shopping Center Portfolio

On June 11, 2014, indirect subsidiaries (the “Sellers”) of American Realty Capital Properties, Inc. (the “Company”) entered into an Agreement of Purchase and Sale (the “Agreement”) with BRE DDR Retail Holdings III LLC (the “Purchaser”), an entity indirectly jointly owned by affiliates of Blackstone Real Estate Partners VII L.P. and DDR Corp., by which the Sellers have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Sellers, a portfolio of 76 properties (consisting of 67 multi-tenant shopping center properties and 9 single-tenant retail properties) and the adjacent land and related property (the “Portfolio”). The Portfolio constitutes the same assets that the Company previously announced it would spin off into a new real estate investment trust, American Realty Capital Centers, Inc. The contract purchase price of the Portfolio is $1.975 billion. Such amount may be adjusted for customary real estate adjustments. Properties may be excluded from the transaction in certain circumstances, in which case the purchase price will be reduced by the portion of the purchase price allocated to the applicable properties. In connection with the execution of the Agreement, the Purchaser deposited $50 million into escrow.

The Purchaser’s obligation to consummate the transaction is subject to certain customary closing conditions, as well as the following: (i) the initial closing must include no less than $1.775 billion of properties and five particular properties comprising a part of the Portfolio; (ii) the receipt of estoppel certificates from certain tenants with respect to the properties to be purchased at the applicable closing; and (iii) lender consents shall have been obtained or loan defeasances shall have occurred with respect to the encumbered properties in the Portfolio to be purchased at the applicable closing.

The description of the Agreement contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Agreement. The Company will file the Agreement with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to its next Quarterly Report on Form 10-Q.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Agreement will be consummated, the Company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement; the inability to complete the disposition of the Portfolio due to the failure to satisfy other conditions to completion of the disposition; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; the business plans of the tenants of the respective parties; the outcome of any legal proceedings relating to the Agreement or the transactions contemplated by the Agreement; and risks to consummation of the closings provided for in the Agreement, including the risk that the purchase and sale will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued June 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

June 12, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Executive Chairman of the Board of Directors